Exhibit 10.1

AMENDMENT AND RATIFICATION AGREEMENT

This Amendment and Ratification Agreement (“Amendment and Ratification Agreement”) is executed by Computershare Shareholder Services, Inc. (“CSSI”), a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A. (the “Trust Company” and collectively with CSSI, “Computershare”) and ICO, Inc. (the “Company”). By the execution of this Amendment and Ratification Agreement, Computershare and the Company agree as follows:

1.     Acknowledgment. Computershare acknowledges that (i) Society National Bank, a national banking association organized under the laws of the United States of America and headquartered in Cleveland, Ohio (“Society National Bank”) and the Company entered into that certain Deposit Agreement (the “Deposit Agreement”) dated November 1993, and attached hereto as Exhibit A, pursuant to which Society National Bank served as depositary for the Company’s $6.75 Convertible Exchangeable Preferred Stock and (ii) by operation of the provisions of Section 5.04 of the Deposit Agreement, Computershare is the successor Depositary.

2.     Amendment. Computershare and the Company hereby amend the Deposit Agreement as follows:

A.	The definition of the term “business day” contained in Article 1 is hereby amended by replacing “Cleveland, Ohio” with “Canton, Massachusetts, Jersey City, New Jersey, Chicago, Illinois”.

B.
The definition of the term “Depositary” contained in Article 1 is hereby amended by replacing “Society National Bank, a national banking association organized under the laws of the United States of America and headquartered in Cleveland, Ohio” with “Computershare Shareholder Services, Inc., a Delaware corporation (“CSSI”), and its wholly-owned subsidiary Computershare Trust Company, and any successor as Depositary hereunder; provided, however, that Depositary shall mean only CSSI and any successor hereunder where the Depositary is required by the terms of this Agreement to handle cash funds”.

C.	The definition of the term “New York Office” contained in Article 1 is hereby deleted.

D.
The definition of the term “Depositary’s Office” is hereby added to Article 1 and shall mean “any office of the Depositary at which at any particular time its depositary receipt business shall be administered”.

E.
Section 2.01 is hereby amended by deleting “; provided, however, that such signature may be a facsimile if a Registrar (other than a Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized signatory of the Registrar”.

F.	The second paragraph of Section 2.02 is hereby amended by deleting “at its Cleveland offices”.

G.	The fourth paragraph of Section 2.02 is hereby amended by replacing “New York” with “Depositary’s” and adding “, to the extent practicable” to the end of the sentence.

H.
The second paragraph of Section 2.03 is hereby amended by deleting “and the Depositary shall surrender to the Company a certificate or certificates (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state) representing the number of shares of Stock to be so redeemed” from the first sentence.

I.
The third paragraph of Section 2.04 is hereby amended by deleting the first sentence “On the Exchange Date, the Depositary shall surrender to the Company certificates representing all the shares of Stock.”

J.
The second paragraph of Section 2.05 is hereby amended by adding “Notwithstanding the foregoing, to the extent the Depositary’s standard business conversion procedures at the time of any conversion differ from the procedures set forth in this paragraph, the Depositary may utilize its then current standard business conversion procedures to the extent such procedures do not materially and adversely alter the rights of the holders of Depositary Shares.” to the end of the paragraph.

K.
Section 2.06 is hereby amended by replacing “at the New York Office or such other offices in the city of New York as the Depositary may designate for such purpose” with “at the Depositary’s Office” and by adding “properly endorsed or accompanied by a properly executed instrument of transfer including a guarantee of the signature thereon by a participant in a signature guarantee medallion program approved by the Securities Transfer Association” before the word “together” in the first parenthetical of Section 2.06.

L.	The second paragraph of Section 2.08 is hereby amended by replacing “Cleveland office” with Depositary’s Office” and by adding “, to the extent practicable” to the end of the sentence.

M.	Section 2.10 is hereby amended by adding “and the provision of an open penalty surety bond satisfactory to the Depositary and holding it and the Company harmless” after the word “Company”.

N.	The first paragraph of Section 5.01 is hereby amended by replacing “its Cleveland office” with “the Depositary’s Office”.

O.	The second paragraph of Section 5.01 is hereby amended by deleting “and Registrar and transfer agent with respect to the Stock”.

P.
The third paragraph of Section 5.01 is hereby amended by deleting “, acting as transfer agent and Registrar,”, by replacing “its Cleveland office” with “the Depositary’s office” and by deleting “The Depositary shall consult with the Company upon receipt of any request for inspection.”

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Q.
Section 5.01 is hereby amended by addition the following to the end of the section “To the extent provisions of this Deposit Agreement regarding transfer or registrar functions of the Depositary conflict with the terms of any transfer agency agreement into which the Company and the Depositary may enter, the transfer agency agreement shall control; provided, however, that if any such provisions materially and adversely alter the rights of the holders of Depositary Shares, then the provisions in the Deposit Agreement shall control.”

R.	The seventh paragraph of Section 5.03 is hereby amended by replacing “state of Ohio” with “United States of America”.

S.	The first paragraph of Section 7.04 is hereby amended by replacing “100 Glenborough Drive, Suite 250, Houston, Texas 77067” with “1811 Bering Drive, Suite 200, Houston, Texas 77057”.

T.
The second paragraph of Section 7.04 is hereby amended by replacing “the Depositary’s Office, c/o Society National Bank, 1201 Elm Street, Suite 3200, Dallas, Texas 75270, Attention: Jill S. Wessell, Assistant Vice President” with Computershare Trust Company, N.A., c/o Computershare Shareholder Services, Inc., 250 Royall Street, Canton, Massachusetts, 02021, Attn: General Counsel, Facsimile No. 781.575.4210”.

U.	Section 7.08 is hereby amended by replacing “Cleveland and Dallas office” with “Office”.

V.
The Deposit Agreement is hereby amended by adding Section 7.10 as follows: “Section 7.10 Force Majeure. Notwithstanding anything to the contrary contained herein, the Depositary, the Registrar, and the Depositary’s Agents shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.”

3.     Ratification. Computershare and the Company hereby ratify the terms of the Deposit Agreement, and agree that, except as expressly modified by this Amendment and Ratification Agreement, the terms of the Deposit Agreement shall remain unchanged and the Deposit Agreement shall continue in full force and effect. The Deposit Agreement and this Amendment and Ratification Agreement shall be considered one and the same agreement.

4.     Definitions. All capitalized terms used in this Amendment and Ratification Agreement without definition shall have the meanings given to them in the Deposit Agreement.

5.     Governing Law. This Amendment and Ratification Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

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6.     Counterparts. This Amendment and Ratification Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterparts were on the same instrument.

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EXECUTED AND DATED on this 15th day of September, 2006.

COMPUTERSHARE SHAREHOLDER SERVICES, INC.

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Managing Director

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Managing Director

ICO, INC.

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Chief Financial Officer and Treasurer

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EXHIBIT A

[1993 DEPOSIT AGREEMENT]

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ICO, INC.,

Society National Bank, As Depositary

AND

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS ISSUED HEREUNDER

DEPOSIT AGREEMENT

Dated as of November __, 1993

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of November __, 1993, among ICO, INC., a Texas corporation, Society National Bank, a national banking association organized under the laws of the United States of America and headquartered in Cleveland, Ohio and the holders from time to time of the Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company desires to provide as hereinafter set forth in this Deposit Agreement, for the deposit of the Stock with the Depositary, for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing an interest in the Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

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DEFINITIONS

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts;

“Articles of Incorporation” shall mean the Articles of Incorporation, as amended and restated from time to time, of the Company.

“Business Day” shall mean a day which is not a Saturday, Sunday or other day on which commercial banking institutions in the City of Houston, Texas, Cleveland, Ohio or the City of New York, New York are authorized or obligated by law or executive order to close.

“Common Stock” shall mean the Company’s common stock, no par value.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall mean ICO, Inc., a Texas corporation, having its principal office at 100 Glenborough Drive, Suite 250, Houston, Texas 77067, and its successors.

“Debentures” shall mean the Company’s ___% Convertible Subordinated Debentures due 2003, that are issuable pursuant to the terms of the Indenture in exchange for the Stock.

“Deposit Agreement” shall mean this Deposit Agreement, as amended, modified or supplemented from time to time.

“Depositary” shall mean Society National Bank, a national banking association organized under the laws of the United States of America and headquartered in Cleveland, Ohio, and any successor as Depositary hereunder.

“Depositary Shares” shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in Stock granted to holders of Depositary Shares pursuant to the terms and conditions of this Deposit Agreement. Each Depositary Share shall represent one-

quarter (¼) of one share of Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and held under this Deposit Agreement. Subject to the terms of this Deposit Agreement, each record holder of a Depositary Share or Depositary Shares is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented by such Depositary Share or Depositary Shares, including the dividend, conversion, voting, exchange, redemption and liquidation rights contained in the Statement of Designations, and to the benefits of all obligations and duties of the Company in respect of the Stock under the Statement of Designations and the Articles of Incorporation.

“Depositary’s Agent” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

“Dividend Payment Date” shall mean a date fixed by the Company for the payment of dividends on the Stock pursuant to the terms of the Statement of Designations.

“Dividend Record Date” shall mean a date fixed by the Company for determination of holders entitled to receive dividends on the Stock pursuant to the terms of the Statement of Designations.

“Exchange Date” shall mean a date fixed by the Company for the exchange of Debentures for the Stock pursuant to the terms of the Statement of Designations.

“Indenture” shall mean the Indenture between the Company and Texas Commerce Trust Company, National Association, as trustee, relating to the Debentures.

“New York Office” shall mean the office maintained by the Depositary in New York, New York, which at the date of this Deposit Agreement is located at 5 Hannover Square, 10th Floor, New York, New York 10004.

“Receipts” shall mean the depositary receipt certificates executed and delivered hereunder, whether in definitive or temporary form, evidencing any whole number of Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereunder.

“Record holder” or “holder” as applied to a Depositary Share shall mean the person in whose name such Depositary Share is registered on the books of the Depositary maintained by or on behalf of the Depositary for such purpose.

“Redemption Date” shall mean a date fixed by the Company for the redemption, in whole or in part, of the Stock pursuant to the terms of the Statement of Designations.

“Redemption Price” shall mean the price to be paid by the Company for the redemption, in whole or in part, of the Stock pursuant to the terms of the Statement of Designations.

“Registrar” shall mean any bank or trust company appointed to register ownership and transfers of Receipts as herein provided.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Statement of Designations” shall mean the Statement of Designations Establishing the $____ Convertible Exchangeable Preferred Stock adopted by the Board of Directors of the Company establishing and setting forth the rights, preferences, privileges and limitations of the Stock and filed with the Secretary of State of the State of Texas establishing the Stock as a series of preferred stock of the Company.

“Stock” shall mean up to 345,000 shares of the Company’s $____ Convertible Exchangeable Preferred Stock, no par value.

“Trustee” shall mean Texas Commerce Trust Company, National Association.

Capitalized terms used herein but not otherwise defined in this Deposit Agreement shall have the meanings assigned to them in the Statement of Designations.

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FORM OF RECEIPTS; DEPOSIT OF STOCK;
EXECUTION AND DELIVERY OF RECEIPTS;
TRANSFER, SURRENDER, REDEMPTION,
CONVERSION AND EXCHANGE OF DEPOSITARY SHARES

2.1    Form and Transfer of Receipts. Receipts shall be engraved or printed or lithographed or in such other form as may be agreed upon by the Company and the Depositary and shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon written order of the Company delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the person executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon the surrender of the temporary Receipts to the Depositary at such office, if any, as the Depositary may designate, without charge to the holder. Upon surrender of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor to the holder of the Receipts. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts. Receipts shall be executed by the Depositary by the manual signature of a duty authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the facsimile signature of anyone who was at any time a duly authorized signatory of the Depositary or a Registrar, as the case may be, shall bind the Depositary or Registrar, as the case may be, notwithstanding that such signatory has ceased to be an authorized signatory prior to the delivery of such Receipts.

Receipts may be issued in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their execution.

Receipts may be endorsed with or have incorporated in the text thereof such legends (in addition to the legends included in the form of Receipt set forth in Exhibit A) or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary (or, at the election of the Depositary, the Registrar) or required to comply with any applicable law or any regulation, or to indicate any special limitations or restrictions which any particular Receipts are subject by reason of the date of issuance of the underlying Stock or otherwise.

Title to Depositary Shares evidenced by any Receipt that is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of investment securities in general; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.06, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Each holder of Depositary Shares is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented thereby (including dividend, conversion, voting, exchange, redemption and liquidation rights) and the same proportionate interest in any and all other property received by the Depositary in respect of such Stock and at the time held under this Deposit Agreement.

2.2    Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may deposit, on the date of original issuance, all of the Stock required to be deposited under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

Certificates representing Stock shall be held by the Depositary at its Cleveland offices.

Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents required as specified above, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be required by such person or persons.

The Depositary shall execute and deliver such Receipt or Receipts at the New York Office, except that, at the request, risk and expense of the person entitled to receive any Receipt, such delivery may be made at such other place as may be requested by such person.

The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Depositary Agreement.

2.3    Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the Statement of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 10 Business Days’ prior notice of the proposed date of the mailing of a notice of redemption of Stock and the simultaneous redemption of the Depositary Shares representing the Stock to be redeemed, and the number of shares of Stock to be redeemed, which notice shall be accompanied by (i) a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Statement of Designations and (ii) the form of notice of redemption (which shall contain substantially the same information as the notice required by the Statement of Designations for the redemption of the Stock) to be delivered by the Depositary. Not more than 60 nor less than 30 days prior to the Redemption Date, the Depositary shall, as directed by the Company in writing, mail or cause to be mailed, first-class postage prepaid, notice (in the form provided to the Depositary by the Company) of redemption of the Depositary Shares representing the Stock to be redeemed, to the holders of record of the Depositary Shares to be so redeemed at the addresses of such holders as shown on the records of the Depositary. Any notice which is so mailed shall be conclusively presumed to have been duly given whether or not the holder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any Depositary Shares designated for redemption shall not affect the sufficiency of the proceedings for redemption with respect to other holders. If fewer than all of the then outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected ratably or by lot as may be determined by the Company’s Board of Directors, and the Company shall deliver instructions relating to such manner of redemption to the Depositary.

On the Redemption Date, the Company shall deliver to the Depositary funds sufficient to redeem in full the Stock called for redemption and the Depositary shall surrender to the Company a certificate or certificates (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state) representing the number of shares of Stock to be so redeemed. On or after the Redemption Date, upon surrender by the holders thereof of Receipts (properly endorsed or assigned for transfer, if the Depositary shall so require, and otherwise in accordance with the notice of redemption of Depositary Shares) evidencing Depositary Shares and any other documentation as shall be required by the Depositary in its sole discretion, the Depositary shall pay to such holders from the funds received from the Company an amount per Depositary Share equal to one-quarter of the Redemption Price per share paid in respect of the shares of Stock redeemed. If, on the Redemption Date, the Company shall have delivered to the Depositary funds necessary for the redemption in full of the shares of Stock called for redemption, then, notwithstanding that the Receipts evidencing Depositary Shares representing the shares of Stock called for redemption have not been surrendered, the dividends in respect thereof shall cease to accrue after the Redemption Date, such Depositary Shares shall no longer be deemed outstanding and all rights whatsoever with respect to such Depositary Shares (except the right of the holders to receive the redemption payment therefor without interest upon surrender of the Receipts evidencing such Depositary Shares) shall terminate.

If fewer than all the Depositary Shares evidenced by a Receipt are redeemed, the Depositary shall deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the unredeemed balance of the Depositary Shares evidenced by the Receipt so surrendered.

2.4    Exchange of Stock. If the Company shall be permitted in accordance with the Statement of Designations and shall elect to exchange the shares of the Stock in whole, but not in part, for Debentures, it shall (unless otherwise agreed to in writing with the Depositary) give the Depositary not less than 5 Business Days’ prior notice of the proposed date of the mailing of a notice of exchange of Stock and the simultaneous exchange of Depositary Shares representing the Stock to be exchanged, which notice shall be accompanied by (i) a certificate from the Company stating that such exchange of Stock is in accordance with the provisions of the Statement of Designations and (ii) a form of notice of exchange (which shall contain substantially the same information as the notice required by the Statement of Designations for the exchange of the Stock) to be delivered by the Depositary.

Not more than 60 nor less than 30 days prior to the Exchange Date, the Depositary shall, as directed by the Company in writing, mail or cause to be mailed, first-class postage paid, notice (in the form provided to the Depositary by the Company) of the exchange of Stock and the simultaneous exchange of Depositary Shares representing the Stock to be exchanged to the holders of record of the Depositary Shares to be exchanged, at the addresses of such holders as shown on the records of the Depositary. Any notice which is so mailed shall be conclusively presumed to have been duly given whether or not the holder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any Depositary Shares designated for exchange shall not affect the sufficiency of the proceedings for exchange with respect to other holders. No exchange of Debentures for shares of Stock shall be made unless the terms and conditions specified in the Statement of Designations shall have been satisfied.

On the Exchange Date, the Depositary shall surrender to the Company certificates representing all the shares of the Stock. Upon surrender by a holder thereof of a Receipt or Receipts evidencing Depositary Shares in accordance with the terms of the notice of exchange, the Company will cause the Debentures to be authenticated and issued in exchange for the Stock underlying such Depositary Shares and the Depositary will cause the Debentures to be mailed to the holder of the Receipts so surrendered at such holder’s address of record or such other address as the holder shall specify upon surrender of such Receipts.

Upon such exchange, the rights of the holders of Receipts evidencing Depositary Shares shall cease (except the right to receive on the Exchange Date an amount equal to the amount of accrued and unpaid dividends on the Stock represented by such Depositary Shares to the Exchange Date and the Debentures), and the person or persons entitled to receive the Debentures issuable upon such exchange shall be treated for all purposes as the registered holder or holders of such Debentures.

2.5    Conversion at Option of Holder. In order to cause the conversion of any whole or fractional share of Stock into whole shares of Common Stock pursuant to Section 3 of the Statement of Designations, the holder of the Depositary Shares representing such whole or fractional shares of Stock shall surrender the Receipts (properly endorsed or assigned for transfer as the Depositary shall require) evidencing such Depositary Shares to the Depositary at the New York Office or at the office of such Depositary’s Agent as the Depositary may designate for such purpose, together with (i) an irrevocable notice of election to cause the conversion duly completed and executed, specifying the number of shares of underlying Stock to be so converted

(provided that any notice of election to cause conversion of shares of Stock will not be honored if received by the Depositary after the close of business on a Redemption Date relating to such shares, unless the Company defaults in payment of the redemption price, in which case the right to cause conversion shall be reinstated), (ii) the name or names (with addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued, (iii) if such certificate or certificates are to be issued in a name or names other than that of the record holder of the Receipts surrendered, payment of any applicable transfer taxes and such other documentation as shall be required by the Depositary in its sole discretion and (iv) if applicable, any payments required pursuant to this Section 2.05. Such written notice shall constitute the holder’s direction to the Depositary to convert the number of whole or fractional shares of Stock represented by such Depositary Shares into Common Stock at the conversion price then in effect under the Statement of Designations. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Stock to be converted at the direction of that holder on that occasion.

Upon receipt by the Depositary of a Receipt or Receipts accompanied by the required written notice of conversion, the Depositary shall promptly surrender to the Company for conversion, in accordance with the procedures established in the Statement of Designations, a certificate or certificates representing at least the number of shares of Stock to be converted (properly endorsed or assigned for transfer), together with a proper notice of conversion and any other required documentation and, if applicable, funds received by the Depositary in payment of any transfer taxes or any other applicable payments from the holder of the surrendered Receipts, and, as soon as practicable thereafter, the Company shall deliver to the Depositary for delivery to such holder a certificate or certificates evidencing the number of whole shares of Common Stock issuable upon such conversion, together with cash due in lieu of fractional shares of Common Stock as hereinafter provided. If less than all the shares of Stock represented by a certificate or certificates are surrendered by the Depositary for purposes of conversion, the Company shall issue to the Depositary a new certificate or certificates representing the shares of Stock not surrendered for conversion. If less than all the Depositary Shares represented by a Receipt or Receipts are surrendered to the Depositary for purposes of conversion, the Depositary shall cause the Registrar to issue to the holder thereof a new Receipt or Receipts for any whole Depositary Shares not surrendered for conversion. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of surrender of the Receipts evidencing Depositary Shares representing shares of Stock to be converted and the receipt thereof by the Depositary, and the person or persons entitled to receive the Common Stock deliverable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that neither the Company nor the Depositary shall be required to cause the conversion of any shares of Stock while the share transfer books of the Company are closed for any purpose, but the surrender of Receipts evidencing Depositary Shares representing Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

Any Depositary Shares surrendered to the Depositary for conversion after any Dividend Record Date and prior to the Dividend Payment Date with respect to such dividend, the dividend due on such Dividend Payment Date shall be payable to the holder of such Depositary Shares as of such Dividend Record Date notwithstanding such conversion prior to the Dividend Payment Date or the default by the Company in the payment of the dividends due on such Dividend Payment Date. Any Depositary Shares surrendered to the Depositary for conversion during the period from the close of business on any Dividend Record Date to the opening of business on the Dividend Payment Date with respect to such dividend shall (except in the case of Depositary Shares which have been called for redemption on a redemption date within such period) be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the dividend payable on such Dividend Payment Date on the Depositary Shares being surrendered for conversion. The dividend with respect to a Depositary Share called for redemption on a redemption date during the period from the close of business on any Dividend Record Date to and including the Dividend Payment Date with respect to such dividend shall be payable on such Dividend Payment Date to the holder of record of such Depositary Shares on such Dividend Record Date notwithstanding the conversion of such Depositary Share after such Dividend Record Date and prior to such Dividend Payment Date, and the holder converting such Depositary Share need not include a payment of such dividend amount upon surrender of such Depositary Share for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion of Depositary Shares for accrued and unpaid dividends on the Stock represented by such Depositary Shares or for dividends on the Common Stock issued upon conversion.

Upon the conversion of any shares of Stock represented by Depositary Shares for which a request for conversion has been made by the holder of such Depositary Shares, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall no longer be deemed outstanding, all rights of the holder of the Receipt or Receipts evidencing such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and in the Statement of Designations and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt or Receipts evidencing the Depositary Shares so converted shall be cancelled in accordance with Section 2.11 hereof.

No fractional shares or scrip representing fractional shares of Common Stock shall be issuable upon conversion of Stock. If any holder who delivers Receipts to the Depositary with instructions for conversion of the underlying Stock would be entitled to a fractional share of Common Stock upon such conversion, the Company shall deliver to the Depositary for delivery to such holder the cash payment in lieu of such fractional share required to be paid pursuant to the terms of the Statement of Designations.

If any event occurs that requires prior notice to the holders of shares of Stock pursuant to Section 3(xi) of the Statement of Designations, then the Company shall, not less than 20 days prior to the record or effective date of such event or, if the notice is required pursuant to Section 9(c) of the Statement of Designations, the Company shall promptly deliver a form of notice (which shall contain substantially the same information as the notice required by the Statement of Designations) to the Depositary. Not less than 15 days prior to the record or effective date of such event or, if the notice is required pursuant to Section 9(c) of the Statement of Designations, promptly following receipt of such notice from the Company, the Depositary shall mail or cause to be mailed, first-class postage prepaid, notice (in the form provided to the Depositary by the Company) of such event to the holders of record of the Depositary Shares, at the addresses as shown on the records of the Depositary. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

Upon the occurrence of a Change of Control or a Fundamental Change (both as defined in the Statement of Designations), the Company shall, within 5 Business Days after such occurrence, notify the Depositary in writing of such occurrence and shall deliver to the Depositary a form of notice (which shall contain substantially the same information as the notice required by the Statement of Designations). Upon its receipt of such form of notice from the Company, the Depositary shall mail or cause to be mailed, first-class postage prepaid, notice (in the form provided to the Depositary by the Company) of such occurrence to all holders of record of Depositary Shares at the addresses as shown on the records of the Depositary.

Upon the occurrence of a Change of Control or Fundamental Change, a holder of a Receipt or Receipts may direct the Depositary to instruct the Company to cause the conversion of all, but not less than all, the Stock underlying such holder’s Depositary Shares into Common Stock at an adjusted conversion price per share equal to the Special Conversion Price (as defined in the Statement of Designations), in accordance with the terms and subject to the conditions set forth in the Statement of Designations. Such a holder of Receipts evidencing Depositary Shares must exercise this special conversion right within the 45-day period after the mailing of the notice by the Depositary or such special conversion right shall expire.

2.6    Registration of Transfer of Depositary Shares. Subject to the terms and conditions of this Deposit Agreement, the Registrar shall register on its books from time to time transfers of Depositary Shares upon surrender of the Receipt or Receipts evidencing such Depositary Shares (together with such certificates of the transferor and the transferee and such other documents as the Depositary, upon the instructions of the Company, shall require to demonstrate compliance with any applicable restrictions on transfer of such Depositary Shares), at the New York Office or at such other offices in the city of New York as the Depositary may designate for such purpose, by the record holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed form of assignment appearing on the Receipts, together with evidence of the payment of any transfer taxes as may be required by law and any other documentation that may be requested by the Registrar in its sole discretion. Upon such surrender, the Registrar shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

2.7    Split-ups and Combinations of Receipts. Upon surrender of a Receipt or Receipts at the New York Office or at such other offices as the Registrar may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Registrar shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

2.8    Withdrawal Rights. A holder of Depositary Shares representing one or more whole shares of Stock shall be entitled to exchange such Depositary Shares for such whole shares of Stock and all money and other property, if any, represented thereby. In order to exercise that right, such holder shall surrender the Receipt or Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer as the Depositary shall require) to the Depositary accompanied by a written request for exchange specifying the number of shares of Stock to be issued in exchange. Upon receipt of such request, the Depositary shall surrender to the transfer agent for the Stock one or more certificates representing the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal. Shares of Stock transferred by the Depositary in such an exchange may not thereafter be re-deposited with the Depositary and the holder of such shares of Stock shall not thereafter be entitled to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.06) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate. In no event shall any fractional share of Stock be so transferred.

Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Cleveland office, except that, at the request, risk and expenses of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

2.9    Limitations on Execution and Delivery; Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt or the delivery or any distribution thereon, the Depositary, any of the Depositary’s Agents of the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; (iii) production of a transfer notice in the form appearing on the Receipts, together with other documentation required by such transfer notice; and (iv) compliance with such reasonable regulations, if any, as the Depositary, Registrar or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

The registration of transfer, split-up, combination, surrender or exchange of outstanding Receipts may be refused or suspended (i) during any period when the share transfer book of the Company is closed, or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason.

2.10    Lost Receipts. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt unless the Depositary has notice that such Receipt has been acquired by a bona-fide purchaser, provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary, Registrar and the Company and (iii) payment of any expenses (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

2.11    Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Registrar or any Registrar’s Agent shall be cancelled by the Depositary. The Depositary shall retain or return to the Company, subject to any applicable law, all Receipts so cancelled.

3
CERTAIN OBLIGATIONS OF HOLDERS
OF RECEIPTS AND THE COMPANY

3.1    Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary, Registrar or the Company may reasonably deem necessary or proper. The Depositary, Registrar or the Company may withhold or delay the delivery of any Receipt, the registration of transfer, split-up or combination of any Receipt, the conversion, redemption or exchange of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof or the conversion of any Stock until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

3.2    Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary or Registrar of certain charges and expenses, as provided in Section 5.07. Until such payment is made, registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld and any part or all the Stock or other property (including Common Stock received in connection with a conversion of Stock) represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

3.3    Withholding. The Registrar shall act as the tax withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts, and the Stock, Common Stock or other securities or assets represented thereby (collectively, the “Securities”). The Registrar shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal taxing authorities.

3.4    Warranties as to Stock. The Company hereby represents and warrants that (i) the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable; (ii) the deposit of the Stock and each certificate therefor are valid and (iii) the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts therefor.

4
THE STOCK; NOTICES

4.1    Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Depositary Shares on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly; provided further, that if such withholding is required only as to a part of the Stock or certain Depositary Shares, but not all of the Stock or Depositary Shares generally, such reduction of the amount made available for distribution or distributed in respect of the Depositary Shares shall only affect the Depositary Shares as to which such withholding is required. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any record holder of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares then outstanding.

4.2    Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive for distribution securities or property other than cash, rights, preferences or privileges upon the Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Depositary Shares on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders, in any manner that the Company may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company (which approval shall not be unreasonably withheld), adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Depositary Shares as provided by Section 4.01 the case of a distribution received in cash. Neither the Company nor the Depositary shall make any distribution of securities unless the Company shall have provided the Depositary an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be registered to effect such distribution.

4.3    Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the Depositary, as the person in whose name the Stock is registered on the books of the Company, any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Depositary Shares in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines and instructs the Depositary in writing that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Depositary Shares (by the issue of warrants or otherwise), or (ii) if and to the extent so instructed by holders of Depositary Shares who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, in each case, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Depositary Shares entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered to effect such distribution.

If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Shares to be offered or sold such securities, the Company shall file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Depositary Shares any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such securities or rights, preferences or privileges to be made available to holders of Depositary Shares the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

4.4    Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever (i) any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Shares (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting, in connection with such written consent or to receive notice of such meeting or for any other appropriate reasons. The Company shall advise the Depositary of all such record dates.

4.5    Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or cause to be mailed to the record holders of Depositary Shares a notice, the form of which shall have been delivered by the Company to the Depositary, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Depositary Shares at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, the Articles of Incorporation or the Statement of Designations, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of Depositary Shares on such record date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the Stock represented by such Depositary Shares in accordance with the instructions set forth in such requests. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of Depositary Shares the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all Depositary Shares) to the extent of the Stock represented by the Depositary Shares.

4.6    Changes Affecting the Stock and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, or sale of all or substantially all of the Company’s assets, the Depositary may, subject to the terms of the Statement of Designations, with the approval of, or upon the instructions of, the Company, (i) make such adjustments as are approved or directed by the Company in (w) the fraction of an interest represented by one Depositary Share in one share of Stock, (x) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, (y) the ratio of the conversion price per Depositary Share to the conversion price of a share of Stock and (z) the rate at which Debentures are exchanged for Stock in each case as may be necessary fully to reflect the effects of such changes in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation, consolidation, or sale of all or substantially all of the Company’s assets, and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited property under this Deposit Agreement, and Depositary Shares then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such split-up, consolidation or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation, consolidation, or sale of all or substantially all of the Company’s assets, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

4.7    Reports. The Company or, at the option of the Company, the Depositary shall forward to the holders of Depositary Shares any reports and communications received from the Company that are received by the Depositary as the holder of Stock.

4.8    List of Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Depositary Shares are registered on the books of the Depositary. At the expense of the Company, the Company shall have the right to inspect transfer or registration records of the Depositary, any Depositary’s Agent or the Registrar, take copies thereof and require the Depositary, any Depositary’s Agent or the Registrar to supply copies of such portions of such records as the Company may request.

5
THE DEPOSITARY; THE DEPOSITARY’S AGENTS;
THE TRANSFER AGENT AND REGISTRAR; AND THE COMPANY

5.1    Maintenance of Offices, Agencies and Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain (i) at its Cleveland office, facilities for the execution and delivery, registration, registration of transfer, surrender and exchange, split-up, combination, redemption and conversion of Receipts and Depositary Shares and (ii) at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration, registration of transfer, surrender and exchange, split-up, combination, conversion and redemption of Receipts and Depositary Shares, all in accordance with the provisions of this Deposit Agreement.

The Company hereby appoints the Depositary to act as the Registrar, transfer agent and paying agent with respect to the Depositary Shares and Registrar and transfer agent with respect to the Stock, and the Depositary hereby accepts such appointment.

The Depositary, acting as transfer agent and Registrar, shall keep books at its Cleveland office for the registration and transfer of Depositary Shares, which books at all reasonable times shall be open for inspection by the record holders of Depositary Shares provided, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

5.2    Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company. Neither the Depositary; any Depositary’s Agent; the Registrar nor the Company shall incur any liability to any holder of any Depositary Shares, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Registrar or any Depositary’s Agent, by reason of any provision, present or future, of the Articles of Incorporation or the Statement of Designations or, in the case of the Company, the Depositary, the Registrar or any Depositary’s Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or preformed; nor shall the Depositary, any Depositary’s Agent, the Registrar or the Company incur any liability to any holder of Depositary Shares (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of the Depositary, any Depositary’s Agent or the Registrar, if any such exercise or failure to exercise discretion is caused by its negligence or bad faith.

5.3    Obligations of the Depositary. the Depositary’s Agents, the Registrar and the Company. The Company assumes no obligation and shall be subject to no liability under this Deposit Agreement to holders of Receipts or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement other than for its negligence or bad faith. Each of the Depositary, the Depositary’s Agents and time Registrar assumes no obligation and shall be subject to no liability under this Deposit Agreement to holders of Receipts or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement other than for its negligence or bad faith.

Neither the Depositary, any Depositary’s Agent, the Registrar nor, except as expressly provided herein, the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary, any Depositary’s Agent, the Registrar nor, except as expressly provided herein, the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary’s Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary, the Registrar and any Depositary’s Agent may own and deal in any class of securities of the Company and its affiliates and in Depositary Shares The Depositary, the Registrar and any Depositary Agent may also act as transfer agent or registrar of any of the securities of the Company and its affiliates. The Depositary may loan money to the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

It is intended that neither the Depositary; any Depositary’s Agent nor the Registrar shall be deemed to be an “issuer” of the Stock, the Depositary Shares, the Receipts or the Common Stock or other securities issued upon conversion or redemption of the Stock under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent and the Registrar are acting only in a ministerial capacity; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

Neither the Depositary (or its officers, directors, employees or agents); any Depositary’s Agent nor the Registrar makes any representation or has any responsibility as to the validity of the Stock, the Depositary Shares or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

Notwithstanding any other provision herein or in the Receipts, the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing as a national banking association qualified to conduct banking and trust business in the state of Ohio, with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

5.4    Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice via registered mail of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed, with or without cause, by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed within 60 days, the resigning or removed Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Depositary Shares. Any successor depositary shall promptly mail notice of its appointment to the record holders of Depositary Shares.

Any corporation into or with which the Depositary may be merged, consolidated or converted Shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

5.5    Corporate Notices and Reports. The Company agrees that it will transmit to the record holders of Depositary Shares, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed, by the Company’s Articles of Incorporation, or by the Statement of Designations to be furnished by the Company to holders of Stock. Such transmission will be at the Company’s expense.

5.6    Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary’s Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of or in connection with (i) acts performed or omitted under this Deposit Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of negligence or bad faith on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Depositary Shares or the Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary’s Agent.

5.7    Fees, Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, redemption of the Stock at the option of the Company, conversion of the Stock into Common Stock and all withdrawals of shares of the Stock by owners of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Depositary Shares, the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses. The Depositary shall present its statement for fees, charges and expenses to the Company once every month or at such other intervals as the Company and the Depositary may agree.

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AMENDMENT AND TERMINATION

6.1    Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares outstanding. Every holder of outstanding Depositary Shares at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Depositary Shares, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

6.2    Termination. This Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03, or exchanged pursuant to Section 2.04 and all shares of Common Stock, cash and other property shall have been distributed to holders of Depositary Shares, (ii) each share of Stock shall have been converted into shares of Common Stock pursuant to Section 2.05, or (iii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.01 or 4.02, as applicable.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.06 and 5.07.

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MISCELLANEOUS

7.1    Counterparts. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to the Deposit Agreement shall be effective as delivery of a manually executed counterpart of the Deposit Agreement.

7.2    Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

7.3    Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

7.4    Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile transmission confirmed by letter, addressed to the Company at 100 Glenborough Drive, Suite 250, Houston, Texas 77067, Attention: Secretary, or any other place to which the Company shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary’s Office, c/o Society National Bank, 1201 Elm Street, Suite 3200, Dallas, Texas 75270, Attention: Jill S. Wessell, Assistant Vice President or at any other address of which the Depositary shall have notified the Company in writing.

Any and all notices to be given to any record holder of Depositary Shares hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any facsimile transmission received by it from the other or from any holder of Depositary Shares, notwithstanding that such facsimile transmission message shall not subsequently be confirmed by letter as aforesaid.

7.5    Depositary’s Agents. The Depositary may with the approval of the Company, which approval shall not be unreasonably withheld, from time to time appoint one or more Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and vary or terminate the appointment of such Depositary’s Agents.

7.6    Holders are Parties. Notwithstanding that holders of Depositary Shares have not executed and delivered this Deposit Agreement or any counterpart hereof, the holders of Depositary Shares from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions, and be entitled to all of the benefits, hereof and of the Receipts by acceptance of delivery of Receipts.

7.7    Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

7.8    Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary, the Registrar and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Cleveland and Dallas offices and the respective offices of the Depositary’s Agents, if any, by any holder of Depositary Shares.

7.9    Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or the Receipts or have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

IN WITNESS WHEREOF, ICO Inc. and Society National Bank have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Depositary Shares shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

ICO INC.

By:
Name:
Title:

SOCIETY NATIONAL BANK

By:
Name:
Title:

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